Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of UAL and Continental, giving effect to the merger as if it had been consummated on June 30, 2010. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 combine the historical consolidated statements of operations of UAL and Continental, giving effect to the merger as if it had been consummated on January 1, 2009, the beginning of the earliest period presented. The historical consolidated financial statements of Continental have been adjusted to reflect certain reclassifications in order to conform with UAL’s financial statement presentation.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with UAL considered the acquirer of Continental. Accordingly, consideration given by UAL to complete the merger with Continental will be allocated to assets and liabilities of Continental based upon their estimated fair values as of the date of completion of the merger. As of the date of this current report on Form 8-K, UAL has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Continental assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Continental’s accounting policies to UAL’s accounting policies. A final determination of the fair value of Continental’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Continental that exist as of the date of completion of the merger and, therefore, could not have been made prior to the completion of the transaction. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements presented below. UAL estimated the fair value of Continental’s assets and liabilities based on discussions with Continental’s management, preliminary valuation studies, due diligence and information presented in public filings. Both companies were limited in their ability to share information prior to the completion of the merger. Final valuations will be completed in the fourth quarter of 2010. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that such finalization will not result in material changes.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (1) the unaudited interim consolidated financial statements of UAL and Continental contained in their respective Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2010 and (2) the audited consolidated financial statements of UAL and Continental contained in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2009. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of UAL would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

UAL expects to incur significant costs associated with integrating the operations of UAL and Continental. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not include one-time costs directly attributable to the transaction, employee retention costs or professional fees incurred by Continental or UAL pursuant to provisions contained in the merger agreement, as those costs are not considered part of the purchase price.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2010

(in millions)	Historical		Pro Forma Adjustments			Condensed Combined Pro Forma
	UAL	Continental
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,906	$3,047	$13	(a	)	$7,966
Short-term investments	—	457	—			457
Restricted cash	53	167	—			220
Receivables, net	971	610	(40)	(b	)	1,541
Aircraft fuel, spare parts and supplies, net	280	275	(27)	(c	)	528
Prepaid expenses and other	773	658	(275)	(d	)	1,001
			(155)	(e	)

Total current assets	6,983	5,214	(484)			11,713

OPERATING PROPERTY AND EQUIPMENT, NET	9,603	7,377	(130)	(f	)	16,881
			31	(g	)
OTHER ASSETS:
Goodwill	—	—	2,990	(h	)	2,990
Intangibles, net	2,416	780	2,576	(i	)	5,772
Other, net	1,132	228	(13)	(a	)	1,169
			(178)	(j	)

Total other assets	3,548	1,008	5,375			9,931

Total assets	$20,134	$13,599	$4,792			$38,525

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,879	$1,142	$—			$3,021
Advance ticket sales	2,300	2,607	(190)	(k	)	4,271
			(446)	(l	)
Frequent flyer deferred revenue	1,745	—	602	(l	)	2,347
Accounts payable	926	988	(28)	(b	)	1,729
			(168)	(d	)
			11	(m	)
Other accrued liabilities	1,723	695	(12)	(b	)	2,510
			120	(d	)
			11	(n	)
			(27)	(q	)

Total current liabilities	8,573	5,432	(127)			13,878

NONCURRENT LIABILITIES:
Long-term debt and capital leases	7,295	4,912	(17)	(g	)	12,102
			(88)	(j	)
Pension and related benefits	—	1,232	458	(o	)	1,779
			89	(p	)
Frequent flyer deferred revenue	2,356	—	844	(l	)	3,200
Postretirement benefit liability	1,940	223	16	(o	)	2,179
Advanced purchase of miles	1,115	—	—			1,115
Deferred income taxes	537	221	760	(e	)	1,518
Other noncurrent liabilities	1,074	855	535	(d	)	1,910
			94	(m	)
			(294)	(n	)
			(89)	(p	)
			(265)	(q	)

Total noncurrent liabilities	14,317	7,443	2,043			23,803

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	2	1	(1)	(r	)	3
			1	(s	)
Additional paid-in capital	3,146	2,240	(2,240)	(r	)	6,745
			3,599	(s	)
Accumulated deficit	(5,765)	(355)	355	(r	)	(5,765)
Accumulated other comprehensive income (loss)	(109)	(1,162)	1,218	(o	)	(109)
			(56)	(r	)
Stock held in treasury, at cost	(30)	—	—			(30)

Total stockholders’ equity (deficit)	(2,756)	724	2,876			844

Total liabilities and stockholders’ equity (deficit)	$20,134	$13,599	$4,792			$38,525

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2010

(in millions, except per share data)	Historical		Pro Forma Adjustments			Condensed Combined Pro Forma
	UAL	Continental
OPERATING REVENUE:
Passenger	$8,599	$6,114	$42	(k	)	$15,091
			15	(l	)
			321	(p	)
Cargo	347	213	—			560
Other operating revenue	456	550	(321)	(p	)	665
			(20)	(q	)

Total operating revenue	9,402	6,877	37			16,316

OPERATING EXPENSES:
Aircraft fuel	2,156	1,822	(315)	(p	)	3,663
Salaries and related costs	1,968	1,618	(57)	(o	)	3,475
			(82)	(p	)
			28	(u	)
Regional Affiliates	1,726	413	711	(p	)	2,850
Depreciation and amortization	428	256	(1)	(c	)	702
			(8)	(f	)
			1	(g	)
			37	(i	)
			(11)	(p	)
Aircraft maintenance materials and outside repairs	467	283	(9)	(m	)	741
Landing fees and other rent	469	428	7	(n	)	850
			(54)	(p	)
Aircraft rent	162	459	(67)	(d	)	433
			(125)	(p	)
			4	(q	)
Distribution expenses	291	361	(51)	(p	)	601
Other impairments and special items	124	34	(46)	(t	)	112
Other operating expenses	1,108	925	(64)	(l	)	1,896
			(73)	(p	)

Total operating expenses	8,899	6,599	(175)			15,323

EARNINGS (LOSS) FROM OPERATIONS	503	278	212			993

OTHER INCOME (EXPENSE):
Interest expense, net	(341)	(170)	11	(j	)	(500)
Miscellaneous, net	27	(20)	—			7

Total other income (expense), net	(314)	(190)	11			(493)

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	189	88	223			500
INCOME TAX BENEFIT (EXPENSE)	1	(1)	—	(e	)	—

INCOME BEFORE EQUITY IN EARNINGS OF AFFILIATES	190	87	223			500
EQUITY IN EARNINGS OF AFFILIATES, NET OF TAX	1	—	—			1

NET INCOME (LOSS)	$191	$87	$223			$501

EARNINGS PER SHARE:
BASIC	$1.14	$0.62		(v	)	$1.59
DILUTED	$0.96	$0.60		(v	)	$1.38
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	168	139		(v	)	314
DILUTED	209	153		(v	)	379

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

(in millions, except per share data)	Historical		Pro Forma Adjustments			Condensed Combined Pro Forma
	UAL	Continental
OPERATING REVENUE:
Passenger	$14,974	$11,138	$(100)	(k	)	$26,560
			(21)	(l	)
			569	(p	)
Cargo	536	366	—			902
Other operating revenue	825	1,082	(133)	(l	)	1,167
			(569)	(p	)
			(38)	(q	)

Total operating revenue	16,335	12,586	(292)			28,629

OPERATING EXPENSES:
Aircraft fuel	3,405	3,317	(498)	(p	)	5,820
			(404)	(r	)
Salaries and related costs	3,773	3,137	(140)	(o	)	6,608
			(162)	(p	)
Regional Affiliates	2,939	848	1,278	(p	)	5,065
Depreciation and amortization	902	494	(1)	(c	)	1,451
			(16)	(f	)
			2	(g	)
			97	(i	)
			(27)	(p	)
Aircraft maintenance materials and outside repairs	965	617	(17)	(m	)	1,565
Landing fees and other rent	905	841	14	(n	)	1,660
			(100)	(p	)
Aircraft rent	346	934	(134)	(d	)	899
			(255)	(p	)
			8	(q	)
Distribution expenses	534	624	(90)	(p	)	1,068
Other impairments and special items	374	145	(32)	(o	)	487
Other operating expenses	2,353	1,775	(67)	(l	)	3,915
			(146)	(p	)

Total operating expenses	16,496	12,732	(690)			28,538

EARNINGS (LOSS) FROM OPERATIONS	(161)	(146)	398			91

OTHER INCOME (EXPENSE):
Interest expense, net	(548)	(322)	18	(j	)	(852)
Miscellaneous, net	37	29	—			66

Total other income (expense), net	(511)	(293)	18			(786)

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(672)	(439)	416			(695)
INCOME TAX BENEFIT (EXPENSE)	17	157	(125)	(e	)	49

LOSS BEFORE EQUITY IN EARNINGS OF AFFILIATES	(655)	(282)	291			(646)
EQUITY IN EARNINGS OF AFFILIATES, NET OF TAX	4	—	—			4

NET INCOME (LOSS)	$(651)	$(282)	$291			$(642)

LOSS PER SHARE, BASIC AND DILUTED	$(4.32)	$(2.18)		(v	)	$(2.24)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	151	129		(v	)	286

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On May 2, 2010, UAL and Continental entered into the merger agreement whereby Continental would become a wholly-owned subsidiary of UAL. The merger closed on October 1, 2010. Under the terms of the merger agreement, each outstanding share of Continental common stock was exchanged for 1.05 shares of UAL common stock. In addition, Continental stock options were converted into stock options and equity awards with respect to UAL common stock, after giving effect to the exchange ratio.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Accounting Standards Codification Topic 805, formerly Statement of Financial Accounting Standards No. 141 (revised 2009), “Business Combinations,” using the acquisition method of accounting with UAL considered the acquirer of Continental.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of UAL and Continental, after giving effect to the merger and adjustments described in these notes, and are intended to reflect the impact of the merger on UAL’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the merger.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the merger as if it had been consummated on June 30, 2010 and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the merger as if it had been consummated on January 1, 2009, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of approximately $3.6 billion. This amount was derived as described below in accordance with the merger agreement, based on the outstanding shares of Continental common stock at September 30, 2010, the exchange ratio of 1.05 shares of UAL common stock for each Continental share and a price per UAL common share of $23.66, which represents the closing price of UAL shares of common stock on September 30, 2010. The purchase price also includes the estimated fair value of stock options issued upon the closing of the merger in exchange for similar securities of Continental. Continental stock options outstanding at June 30, 2010, substantially all of which became fully vested as of the date of the merger, were assumed by UAL and modified to provide for the purchase of UAL common stock. Accordingly, the number of shares and the price per share were adjusted for the 1.05 exchange ratio. Vested stock options held by employees of Continental are considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of stock options issued by UAL of approximately $98 million.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

The preliminary purchase price is calculated as follows:

(in millions, except per share data)
Outstanding shares of Continental common stock to be exchanged	141
Exchange ratio	1.05

Shares of UAL common stock to be issued	148
Price per share	$23.66

Fair value of UAL shares issued	$3,502
Fair value of UAL options issued in exchange for outstanding Continental stock options	98

Total estimated purchase price	$3,600

The table below represents a preliminary allocation of the total consideration to Continental’s tangible and intangible assets and liabilities based on UAL management’s preliminary estimate of their respective fair values as of June 30, 2010:

(in millions)
Cash and cash equivalents	$3,060
Other current assets	1,670
Property and equipment	7,278
Goodwill	2,990
Identified intangibles	3,356
Other noncurrent assets	37
Long-term debt and capital leases, including current portion	(5,949)
Advance ticket sales	(1,971)
Frequent flyer liability	(1,446)
Pension and postretirement benefits	(1,929)
Deferred income taxes	(981)
Other liabilities assumed	(2,515)

Total estimated purchase price	$3,600

Upon completion of the fair value assessment, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 2. Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges that will arise in subsequent periods as a result of the merger. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:

(a)	Cash Held in Escrow. The reclassification of a $13 million Continental deposit held in escrow for the purchase of slots from UAL from other noncurrent assets to cash and cash equivalents.

(b)	Intercompany Balances. The elimination of $40 million of receivables and payables between UAL and Continental associated with sales to customers on behalf of the other airline and Mileage Plus/OnePass frequent flyer miles and awards earned or redeemed on the other airline.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(c)	Aircraft Fuel, Spare Parts and Supplies. A $27 million reduction to reflect the fair value of Continental’s aircraft fuel, spare parts and supplies, net. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease in depreciation expense of $1 million for both the six months ended June 30, 2010 and the year ended December 31, 2009.

(d)	Aircraft Operating Leases. Adjustments to (i) eliminate Continental’s aircraft rent leveling accounts, which reduced prepaid expenses and other current assets by $275 million and accounts payable by $168 million, and (ii) record the fair value of Continental’s aircraft operating leases of $655 million (of which $535 million represents the noncurrent portion). As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease in aircraft rent expense of $67 million for the six months ended June 30, 2010 and $134 million for the year ended December 31, 2009.

(e)	Income Taxes. To record the income tax effects of the purchase accounting adjustments.

(f)	Property and Equipment. A $130 million reduction to reflect the fair value of Continental’s owned property and equipment. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease in depreciation expense of $8 million for the six months ended June 30, 2010 and $16 million for the year ended December 31, 2009.

(g)	Capital Leases. A $31 million increase to property and equipment and a $17 million decrease to long-term debt and capital leases to reflect the fair value of Continental’s property and equipment accounted for as capital leases. As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase in depreciation expense of $1 million for the six months ended June 30, 2010 and $2 million for the year ended December 31, 2009.

(h)	Goodwill. To record the goodwill resulting from the merger. Goodwill is not amortized, but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

(i)	Intangible Assets. An increase of $2.6 billion associated with adjustments to record the fair value of Continental’s identifiable intangible assets, including indefinite-lived intangible assets such as route authorities, take-off and landing slots, airline alliances and logo, and amortizable intangible assets such as Continental’s frequent flyer customer database and other agreements. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a net increase in amortization expense of $37 million for the six months ended June 30, 2010 and $97 million for the year ended December 31, 2009.

(j)	Long-Term Debt. A reduction of $88 million to long-term debt and capital leases to reflect the fair value of Continental’s long-term debt and the elimination of $178 million of other noncurrent assets primarily associated with deferred debt issuance costs incurred by Continental. The difference between the fair value and the face amount of each borrowing is amortized as interest expense over the remaining term of the borrowings based on the maturity dates. As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect lower interest expense of $11 million for the six months ended June 30, 2010 and $18 million for the year ended December 31, 2009.

(k)	Advance Ticket Sales. A reduction of $190 million to Continental’s advance ticket sales to conform to UAL’s accounting policy for ticket breakage. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase in passenger revenue of $42 million for the six months ended June 30, 2010 and a decrease in passenger revenue of $100 million for the year ended December 31, 2009.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(l)	Frequent Flyer Deferred Revenue. Adjustments to (i) eliminate the $446 million liability for Continental’s OnePass frequent flyer program, a portion of which was accounted under the incremental cost method and recorded within the air traffic liability, (ii) record the fair value of Continental’s OnePass liability of $1.4 billion (of which $844 million represents the noncurrent portion), and (iii) reflect the adoption of deferred revenue accounting to conform to UAL’s frequent flyer accounting policy and financial statement presentation. As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase in passenger revenue of $15 million and a decrease in other operating expenses of $64 million for the six months ended June 30, 2010 and decreases in passenger revenue of $21 million, other revenue of $133 million and other operating expenses of $67 million for the year ended December 31, 2009.

(m)	Maintenance Contract. An increase of $105 million (of which $94 million represents the noncurrent portion) to liabilities to reflect the fair value of a Continental maintenance contract with a third party. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease in aircraft maintenance, material and outside repair expense of $9 million for the six months ended June 30, 2010 and $17 million for the year ended December 31, 2009.

(n)	Facility Operating Leases. Adjustments to (i) eliminate Continental’s facility rent leveling accounts, which reduced other noncurrent liabilities by $456 million, and (ii) record the fair value of Continental’s facility operating leases of $173 million (of which $162 million represents the noncurrent portion). As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase in landing fees and other rent of $7 million for the six months ended June 30, 2010 and $14 million for the year ended December 31, 2009.

(o)	Pension Liability. Adjustments to record Continental’s pension assets at fair value, remeasure its pension and postretirement benefit obligations at current discount rates and eliminate $1.2 billion of unrecognized prior service cost and unrecognized actuarial losses recorded in other comprehensive income (loss). As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect lower salaries and related costs of $57 million for the six months ended June 30, 2010 and $140 million for the year ended December 31, 2009 and lower other impairments and special items of $32 million for the year ended December 31, 2009 related to the elimination of amortization or settlement charge recognition of pension and postretirement prior service costs and actuarial gains and losses.

(p)	Conforming Reclassifications. Certain reclassifications have been made (i) between UAL’s other noncurrent liabilities and pension and related benefits to report UAL’s pension liabilities separately, (ii) between Continental’s passenger revenue and other revenue to conform to the UAL presentation of baggage and change fees as passenger revenue rather than other revenue and (iii) between various categories of Continental’s operating expenses and regional affiliates expense to conform to the UAL presentation of all expenses related to regional affiliates being reported as regional affiliates expense. Continental’s historical presentation includes only capacity purchase expenses in regional affiliates expense. This reclassification includes amounts recorded to other expense line items in other pro forma adjustments.

(q)	Deferred Gains. An adjustment to reduce Continental’s other accrued liabilities by $27 million and other noncurrent liabilities by $265 million related to the elimination of deferred gains associated with certain long-term contracts. As a result of these adjustments, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease in other revenue of $20 million and an increase in aircraft rent expense of $4 million for the six months ended June 30, 2010, and a decrease of $38 million in other revenue and an increase in aircraft rent expense of $8 million for the year ended December 31, 2009.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(r)	Continental Stockholders’ Equity. The elimination of all of Continental’s stockholders’ equity, including $1 million of common stock, $2.2 billion of additional paid-in capital, $355 million of accumulated deficit and the remaining $56 million of accumulated other comprehensive income as a result of the acquisition method of accounting. The pension-related items in other comprehensive income (loss) are eliminated in adjustment (o). As a result of these adjustments, in addition to the pension and postretirement benefits adjustments discussed above, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect lower aircraft fuel expenses of $404 million for the year ended December 31, 2009 related to Continental’s fuel hedge losses that had previously been deferred in accumulated other comprehensive income (loss) but were eliminated upon the application of the acquisition method of accounting.

(s)	UAL Common Stock Issuance. As discussed in Note 1, approximately 148 million shares of UAL common stock were issued to Continental stockholders at a per share price of $23.66 totaling $3.5 billion. Additionally, options to purchase an estimated 7 million shares of UAL common stock with a fair value of $98 million will be issued to Continental employees for converted Continental stock options.

(t)	Merger-Related Costs. A reduction of other impairments and special items of $46 million to remove the effect of one-time costs directly related to the merger during the six months ended June 30, 2010.

(u)	Profit Sharing. An adjustment of $28 million to record the profit sharing expense associated with other pro forma adjustments.

(v)	Earnings (Loss) Per Share. The pro forma combined basic and diluted earnings (loss) per share for the six months ended June 30, 2010 and year ended December 31, 2009 is calculated as follows:

(in millions, except per share data)	Pro Forma Six Months Ended June 30, 2010	Pro Forma Year Ended December 31, 2009
Pro forma net income (loss)	$501	$(642)
Effect of 6% Senior Convertible Notes due 2029 – UAL	10	—
Effect of 4.5% Convertible Notes due 2015 – Continental	5	—
Effect of 5.0% Convertible Notes due 2023 – Continental	9	—

Pro forma earnings (loss) applicable to common stockholders including the effect of dilutive securities	$525	$(642)

Basic weighted average shares outstanding of UAL	168	151
Estimated shares of UAL common stock to be issued:
Continental shares issued and outstanding (1)	146	135

Basic weighted average shares outstanding	314	286
Dilutive effect of securities:
6% Senior Convertible Notes due 2029 – UAL	40	—
4.5% Convertible Notes due 2015 – Continental	12	—
5.0% Convertible Notes due 2023 – Continental	9	—
Restricted shares and units and stock options	4	—

Diluted weighted average shares outstanding	379	286

Pro forma basic earnings (loss) per share	$1.59	$(2.24)

Pro forma diluted earnings (loss) per share	$1.38	$(2.24)

(1)	Represents estimated shares of UAL common stock to be issued or issuable after giving effect to the 1.05 exchange ratio as determined in the merger agreement.